                                                                EXHIBIT 11

                        EARTHLINK NETWORK, INC
               COMPUTATION OF EARNINGS PER COMMON SHARE
                 (In thousands, except per share data)

                                                                                 INCEPTION
                                                                                 (MAY 26,
                                                                                   1994)
                                                                                  THROUGH    YEAR ENDED DECEMBER 31,
                                                                               DECEMBER 31,  -----------------------
                                                                                   1994        1995        1996
                                                                               ------------- ---------  ----------
Net loss.....................................................................    $    (148)   $  (6,120) $  (31,149)
                                                                                    ------    ---------  ----------
Average shares oustanding....................................................        2,587        3,837       6,097
Common equivalent shares:
Purchase of shares of Common Stock below the expected IPO price during fiscal
  1996.......................................................................          468          468         225
Assumed exchange of warrants for Common Stock................................          235          235         235
Assumed exchange of options for Common Stock.................................          363          363         363
                                                                                    ------    ---------  ----------
Weighted average shares outstanding..........................................        3,653        4,903       6,920
                                                                                    ------    ---------  ----------
                                                                                    ------    ---------  ----------
Net loss per share...........................................................    $   (0.04)   $   (1.25) $    (4.50)
                                                                                    ------    ---------  ----------
                                                                                    ------    ---------  ----------

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*   All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.